Exhibit 21

SUBSIDIARIES OF NETSCOUT

Name	Jurisdiction of Incorporation

AirMagnet, Inc.	United States
Aran Communications Limited	Ireland
Arbor Networks Canada Limited	Canada
Arbor Networks GmbH	Germany
Arbor Networks K.K.	Japan
Arbor Networks Pte Ltd	Singapore
Arbor Networks UK Ltd	United Kingdom
Arbor Networks, Inc.	United States
ClearSight Networks, Inc.	United States
Cragen Limited	United Kingdom
Ellacoya Networks, LLC	United States
Fidelia Technology, Inc.	United States
Fluke Industrial Private Limited	India
Fox Replay B.V.	Netherlands
Green Sigma Holding Co., LLC	United States
Inet Technologies International, Inc.	United States
NetScout Service Level Corporation	United States
NetScout Systems (HK) Limited	China
NetScout Systems (UK) Limited	United Kingdom
NetScout Systems A.C. UK Limited	United Kingdom
NetScout Systems Australia Pty Ltd	Australia
NetScout Systems Canada, Inc.	Canada
NetScout Systems Germany GmbH	Germany
NetScout Systems India Pte Ltd	India
NetScout Systems Italy S.r.l.	Italy
NetScout Systems Japan KK	Japan
NetScout Systems Mexico, S.A. de C.V.	Mexico
NetScout Systems Norway AS	Norway
NetScout Systems Security Corporation	United States
NetScout Systems Singapore Pte Ltd	Singapore
NetScout Systems Software India Pte Ltd.	India
NetScout Systems Technology Representacao Brasil Ltda.	Brazil
NetScout Systems UK Holdings Ltd.	United Kingdom
NetScout Systems, Inc.	United States
Network General Brazil Comercio e Servicos Ltd	Brazil
Network General Central Corporation	United States
Network General Holdings Cayman	Cayman Islands

Network General International Corporation	United States
Network General Technology	Cayman Islands
Network General, BV	Netherlands
Newfield Wireless, Inc.	United States
NSRS Austria GmbH	Austria
NSRS Belgium BVBA	Belgium
NSRS Comms Ireland Limited	Ireland
NSRS Czech Republic s.r.o.	Czech Republic
NSRS Finance Ireland Limited	Ireland
NSRS France Sarl	France
NSRS Germany GmbH	Germany
NSRS Holdings B.V.	Netherlands
NSRS Holdings Ireland Limited	Ireland
NSRS Hong Kong Ltd.	Hong Kong
NSRS Korea Ltd.	Korea, Republic of
NSRS Middle East FZ-LLC	UAE
NSRS Operations B.V.	Netherlands
NSRS Software (Shanghai) Co. Ltd.	China
NSRS Sweden AB	Sweden
OnPATH Technologies Inc.	United States
Psytechnics Limited	United Kingdom
RS Merger Sub II, LLC	United States
Servicios A Terceros, S.C.	Mexico
Simena, LLC	Virginia
Starburst Technology Holdings I, LLC	United States
Starburst Technology Holdings II, LLC	United States
Tektronix Berlin GmbH & Co. KG	Germany
Tektronix Berlin Verwaltungs GmbH	Germany
Tektronix Communications Limited	Ireland
Tektronix Española S.A.	Spain
Tektronix Network Systems GmbH	Germany
Tektronix Network Systems Pty Ltd	Australia
Tektronix Padova S.r.l.	Italy
Tektronix Texas, LLC	United States
TF Holdings B.V.	Netherlands
VSS Monitoring, Inc.	United States